Exhibit 99.1

Anworth Announces Third Quarter 2012 Financial Results

SANTA MONICA, Calif.--(BUSINESS WIRE)--October 25, 2012--Anworth Mortgage Asset Corporation (NYSE: ANH) today reported core earnings available to common stockholders of $20.5 million, or $0.15 per diluted share, for the third quarter ended September 30, 2012. Core earnings consisted of $22 million of net income less $1.5 million of dividends paid to our preferred stockholders. This compares to core earnings of $24.4 million, or $0.18 per diluted share, for the second quarter ended June 30, 2012.

“Core earnings” represents a non-GAAP financial measure, which we define as GAAP net income excluding impairment losses on mortgage-backed securities, or MBS. For the three months ended September 30, 2012, there were no impairment losses on MBS.

On September 28, 2012, we declared a quarterly common stock dividend of $0.15 per share, which is payable on October 29, 2012 to holders of our common stock as of the close of business on October 8, 2012.

At September 30, 2012, our book value was $7.45 per share, versus $7.19 per share at June 30, 2012.

Our investments consist of Agency MBS, which constituted essentially our entire portfolio at September 30, 2012. At September 30, 2012 and June 30, 2012, the fair value of our Agency MBS portfolio and its allocation was approximately as follows:

	September 30, 2012	June 30, 2012

Fair value of Agency MBS	$9.26 billion	$9.15 billion

Adjustable-rate Agency MBS (less than 1 year reset)	22%	24%
Adjustable-rate Agency MBS (1-2 year reset)	0%	0%
Adjustable-rate Agency MBS (2-5 year reset)	51%	54%
Adjustable-rate Agency MBS (> 5 year reset)	6%	3%
15-year fixed-rate Agency MBS	17%	14%
30-year fixed-rate Agency MBS	4%	5%
	100%	100%

	September 30, 2012	June 30, 2012
Weighted Average Coupon:
Adjustable-rate Agency MBS	3.14%	3.23%
Hybrid adjustable-rate Agency MBS	2.87	2.94
15-year fixed-rate Agency MBS	3.16	3.35
30-year fixed-rate Agency MBS	5.56	5.56
CMOs	1.03	1.05
Total Agency MBS:	3.09%	3.18%
Average Amortized Cost:
Adjustable-rate and hybrid adjustable-rate Agency MBS	102.99%	102.89%
15-year fixed-rate Agency MBS	103.11	103.04
30-year fixed-rate Agency MBS	100.86	100.84
Total Agency MBS:	102.92%	102.82%
Current yield (weighted average coupon divided by average amortized cost)	3.00%	3.09%
Unamortized premium	$255.2 million	$245.3 million
Unamortized premium as a percentage of par value	2.92%	2.82%
Premium amortization expense on Agency MBS	$19.4 million	$17.4 million

	September 30, 2012	June 30, 2012

Fair value of Non-Agency MBS	$0.5 million	$0.7 million

	September 30, 2012	June 30, 2012

Constant prepayment rate (CPR) of Agency MBS and Non-Agency MBS	26%	24%
Constant prepayment rate (CPR) of adjustable-rate and hybrid adjustable-rate Agency MBS	26%	23%
Weighted average term to next interest rate reset on Agency MBS and Non-Agency MBS	36 months	36 months

	September 30, 2012	June 30, 2012
Repurchase Agreements:
Outstanding repurchase agreement balance	$7.960 billion	$7.822 billion
Average interest rate	0.42%	0.38%
Average maturity	34 days	32 days
Average interest rate after adjusting for interest rate swap transactions	1.04%	1.11%
Average maturity after adjusting for interest rate swap transactions	437 days	436 days
Fair value of Agency MBS pledged to counterparties	$8.51 billion	$8.31 billion

Interest Rate Swap Agreements:
Notional amount	$3.09 billion	$3.18 billion
Percentage of outstanding repurchase agreement balance	39%	41%

At September 30, 2012 and June 30, 2012, our swap agreements had the following notional amounts (in thousands), weighted average interest rates and remaining terms (in months):

	September 30, 2012			June 30, 2012
	Notional Amount	Weighted Average Interest Rate	Remaining Term in Months	Notional Amount	Weighted Average Interest Rate	Remaining Term in Months

Less than 12 months	$405,000	3.40%	5	$645,000	3.75%	6
1 year to 2 years	325,000	2.31	17	325,000	2.31	20
2 years to 3 years	510,000	2.17	30	460,000	2.16	32
3 years to 4 years	1,250,000	1.89	42	1,100,000	2.04	44
Over 4 years	600,000	1.16	58	650,000	1.18	55
	$3,090,000	2.04%	36	$3,180,000	2.25%	34

At September 30, 2012, our leverage multiple was 6.82x, which was a decrease from our leverage multiple of 7.07x at June 30, 2012. The leverage multiple is calculated by dividing our repurchase agreements outstanding by the aggregate of common stockholders’ equity plus Preferred Stock and junior subordinated notes.

	September 30, 2012	June 30, 2012
Relative to Average Earning Assets During the Quarter:
Interest income earned	3.04%	3.15%
Amortization of premium	0.87	0.80
Average cost of funds on repurchase agreements and derivative instruments	1.08	1.08
Net interest rate spread	1.09%	1.27%

At September 30, 2012, stockholders’ equity available to common stockholders was approximately $1.056 billion, or a book value of $7.45 per share, based on approximately 141.7 million shares of common stock outstanding at quarter end. The $1.056 billion equals total stockholders’ equity of $1.104 billion less the Series A Preferred Stock liquidating value of $46.9 million and less the difference between the Series B Preferred Stock liquidating value of $26.4 million and the proceeds from its sale of $25 million. At June 30, 2012, stockholders’ equity available to common stockholders was approximately $993 million, or a book value of $7.19 per share, based on approximately 138.1 million shares of common stock outstanding at quarter end. The $993 million equals total stockholders’ equity of $1.041 billion less the Series A Preferred Stock liquidating value of $46.9 million and less the difference between the Series B Preferred Stock liquidating value of $28.8 million and the proceeds from its sale of $27.2 million.

We will host a conference call on Friday, October 26, 2012 at 1:00 PM Eastern Time, 10:00 AM Pacific Time, to discuss third quarter 2012 results. The dial-in number for the conference call is 877-317-6789 for U.S. callers (international callers should dial 412-317-6789 and Canadian callers should dial 866-605-3852). When dialing in, participants should ask to be connected to the Anworth Mortgage earnings call. Replays of the call will be available for a 7-day period commencing at 3:00 PM Eastern Time on October 26, 2012. The dial-in number for the replay is 877-344-7529 for U.S. callers (international and Canadian callers should dial 412-317-0088) and the conference number is 10020151. The conference call will also be webcast live over the Internet, which can be accessed on our website at http://www.anworth.com through the corresponding link located on the home page.

Investors interested in participating in our Dividend Reinvestment and Stock Purchase Plan, or the Plan, or receiving a copy of the Plan’s prospectus, may do so by contacting the Plan Administrator, American Stock Transfer & Trust Company, at 877-248-6410. For more information about the Plan, interested investors may also visit the Plan Administrator’s website at http://www.investpower.com or our website at http://www.anworth.com.

About Anworth Mortgage Asset Corporation

Anworth is an externally-managed mortgage real estate investment trust. We invest primarily in securities guaranteed by the U.S. Government, such as Ginnie Mae, or guaranteed by federally sponsored enterprises, such as Fannie Mae or Freddie Mac. We seek to generate income for distribution to our shareholders primarily based on the difference between the yield on our mortgage assets and the cost of our borrowings. We are managed by Anworth Management, LLC, or the Manager, pursuant a management agreement. The Manager is subject to the supervision and direction of our Board of Directors and is responsible for (i) the selection, purchase and sale of our investment portfolio; (ii) our financing and hedging activities; and (iii) providing us with management services and other services and activities relating to our assets and operations as may be appropriate. Our common stock is traded on the New York Stock Exchange under the symbol “ANH.”

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This news release may contain forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based upon our current expectations and speak only as of the date hereof. Forward-looking statements, which are based on various assumptions (some of which are beyond our control) may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," "anticipate," "continue," or similar terms or variations on those terms or the negative of those terms. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including but not limited to, changes in interest rates, changes in the yield curve, the availability of mortgage-backed securities for purchase, increases in the prepayment rates on the mortgage loans securing our mortgage-backed securities, our ability to use borrowings to finance our assets and, if available, the terms of any financing, changes in the market value of our assets, risks associated with investing in mortgage-related assets, changes in business conditions and the general economy, including the consequences of actions by the U.S. government and other foreign governments to address the global financial crisis, changes in government regulations affecting our business, our ability to maintain our qualification as a real estate investment trust for federal income tax purposes, our ability to maintain an exemption from the Investment Company Act of 1940, as amended, and the Manager’s ability to manage our growth. Our Annual Report on Form 10-K and other SEC filings discuss the most significant risk factors that may affect our business, results of operations and financial condition. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

ANWORTH MORTGAGE ASSET CORPORATION

BALANCE SHEETS
(in thousands, except per share amounts)

	September 30,	December 31,
	2012	2011
	(unaudited)
ASSETS
Agency MBS:
Agency MBS pledged to counterparties at fair value	$8,509,651	$8,068,829
Agency MBS at fair value	700,843	644,694
Paydowns receivable	54,259	48,371
	9,264,753	8,761,894
Non-Agency MBS at fair value	543	1,585
Cash and cash equivalents	994	8,877
Interest and dividends receivable	26,595	28,085
Prepaid expenses and other	13,259	13,328
Total Assets	$9,306,144	$8,813,769
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Accrued interest payable	$20,756	$23,788
Repurchase agreements	7,960,000	7,595,000
Junior subordinated notes	37,380	37,380
Derivative instruments at fair value	108,695	96,808
Dividends payable on Series A Preferred Stock	1,011	1,011
Dividends payable on Series B Preferred Stock	449	450
Dividends payable on common stock	21,250	28,083
Payable for securities purchased	26,342	20,679
Accrued expenses and other	1,196	1,044
Total Liabilities	$8,177,079	$7,804,243
Series B Cumulative Convertible Preferred Stock: par value $0.01 per share; liquidating preference $25.00 per share ($26,379 and $28,789, respectively); 1,055 and 1,152 shares issued and outstanding at September 30, 2012 and December 31, 2011, respectively	$24,956	$27,239
Stockholders' Equity:
Series A Cumulative Preferred Stock: par value $0.01 per share; liquidating preference $25.00 per share ($46,888 and $46,888, respectively); 1,876 and 1,876 shares issued and outstanding at September 30, 2012 and December 31, 2011, respectively	$45,397	$45,397
Common Stock: par value $0.01 per share; authorized 200,000 shares; 141,666 and 134,115 shares issued and outstanding at September 30, 2012 and December 31, 2011, respectively	1,417	1,341
Additional paid-in capital	1,195,524	1,145,733
Accumulated other comprehensive income consisting of unrealized losses and gains	124,355	50,223
Accumulated deficit	(262,584)	(260,407)
Total Stockholders' Equity	$1,104,109	$982,287
Total Liabilities and Stockholders' Equity	$9,306,144	$8,813,769

ANWORTH MORTGAGE ASSET CORPORATION

STATEMENTS OF INCOME
(in thousands, except for per share amounts)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
Interest income:
Interest on Agency MBS	$47,170	$54,435	$150,706	$170,315
Interest on Non-Agency MBS	7	33	47	117
Other income	14	14	44	36
	47,191	54,482	150,797	170,468
Interest expense:
Interest expense on repurchase agreements	21,408	21,010	62,651	65,849
Interest expense on junior subordinated notes	339	320	1,024	960
	21,747	21,330	63,675	66,809
Net interest income	25,444	33,152	87,122	103,659
Recoveries on Non-Agency MBS	299	830	1,272	1,726
Expenses:
Management fee	(2,892)	0	(8,603)	0
Compensation, incentive compensation and benefits	0	(2,641)	0	(8,461)
Other expenses	(900)	(792)	(2,907)	(2,437)
Total expenses	(3,792)	(3,433)	(11,510)	(10,898)
Net income	21,951	30,549	76,884	94,487
Dividend on Series A Cumulative Preferred Stock	(1,011)	(1,011)	(3,033)	(3,033)
Dividend on Series B Cumulative Convertible Preferred Stock	(412)	(450)	(1,311)	(1,392)
Net income to common stockholders	$20,528	$29,088	$72,540	$90,062
Basic earnings per common share	$0.15	$0.22	$0.53	$0.71
Diluted earnings per common share	$0.15	$0.22	$0.52	$0.70
Basic weighted average number of shares outstanding	139,209	131,886	137,120	126,979
Diluted weighted average number of shares outstanding	143,148	136,099	141,252	131,193

CONTACT:
Anworth Mortgage Asset Corporation
John T. Hillman
(310) 255-4438 or (310) 255-4493
Email: jhillman@anworth.com
Web site: http://www.anworth.com